Exhibit 99.1

Reliance Global Group Provides Update on Pending Spetner Acquisition

Transformational acquisition expected to close in the second half of 2024

Projected to double Company’s annualized revenue to approximately $28 million

LAKEWOOD, N.J., June 18, 2024 -- Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance”, “we” or the “Company”) today provided an update on the pending acquisition of Spetner Associates.

Ezra Beyman, Chairman and Chief Executive Officer of Reliance Global Group, commented, “We are excited to share that the anticipated impact of the pending Spetner Associates acquisition is surpassing our initial expectations. Spetner’s BenManage voluntary benefit insurance segment has expanded significantly, now covering 85,000 employees—a phenomenal increase from the 45,000 employee lives it covered at the time we first announced the acquisition. While the transaction and due diligence have taken time to complete, we could not be more excited about the continued growth in the underlying business. This is expected to be the largest acquisition in the Company’s history and is set to be a key inflection point for Reliance, projected to double our annual revenues to an estimated $28 million.”

Mr. Beyman concluded, “Our ultimate goal is to build a highly profitable business that delivers substantial returns to our shareholders. We are confident that this transformational acquisition will open up significant opportunities that align perfectly with our ‘OneFirm’ go-to-market strategy. We are committed to establishing Reliance as a powerful, technology-driven enterprise that prioritizes sustainable profitability, as well as increased shareholder value, and believe that the acquisition of Spetner Associates will significantly accelerate our growth.”

The Company currently anticipates that the acquisition will close in the second half of 2024.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI; RELIW) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risks as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as the same may be updated from time to time. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and other subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC
Tel: +1 (212) 671-1020
Email: RELI@crescendo-ir.com